Exhibit 99.2

CashCall, Inc.
(Mortgage Division)
Financial Statements
December 31, 2014 and 2013

INDEPENDENT AUDITORS’ REPORT

To the Stockholder of

CashCall, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of the Mortgage Division of CashCall, Inc. (the “Mortgage Division”), which comprise the balance sheets as of December 31, 2014 and 2013, the related statements of operations, changes in CashCall, Inc. net investment, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and  fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Mortgage Division of CashCall, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The Mortgage Division is part of CashCall, Inc., whose headquarters are located in Orange, California, and is not a separately incorporated legal entity. The Mortgage Division is dependent on CashCall, Inc. for corporate, information technology, human resource, treasury and other services arising in the ordinary course of business, including financial guarantees. As more fully described in Note 1, the Mortgage Division has transactions and relationships with CashCall, Inc. and other affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those which would result from transactions among unrelated parties.

As more fully discussed in Note 9, on January 2, 2015, CashCall, Inc. entered into an agreement to sell substantially all assets of the Mortgage Division to a publicly traded company.

As more fully discussed in Note 7, CashCall, Inc. has been named as a defendant in several regulatory related litigation matters concerning consumer loans. Any adverse outcome of these matters could have a material adverse effect on CashCall, Inc. and its ability to operate the Mortgage Division under the sale agreement.

As more fully discussed in Note 6, the Mortgage Division changed its method of accounting for interest-rate lock commitments on residential mortgage loans during 2014. Such change has been presented effective January 1, 2013 in the accompanying financial statements. Our opinion is not modified with respect to this matter.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

March 31, 2015

CASHCALL, INC.

(Mortgage Division)

BALANCE SHEETS

December 31, 2014 and 2013

	2014	2013 (Revised)

ASSETS

Cash	$7,875,916	$3,940,734
Restricted cash	12,354,945	9,269,606
Mortgage loans held for sale, at fair value	172,471,820	89,042,263
Other assets	2,810,172	2,060,872

Total assets	$195,512,853	$104,313,475

LIABILITIES AND CASHCALL, INC. NET INVESTMENT

Warehouse lines of credit	$164,435,904	$80,233,637
Accounts payable and accrued liabilities	9,255,167	13,445,843
Total liabilities	173,691,071	93,679,480

Commitments and contingencies (Note 7)

CashCall, Inc. Net Investment	21,821,782	10,633,995

Total liabilities and net investment	$195,512,853	$104,313,475

The accompanying notes are an integral part of these financial statements.

CASHCALL, INC.

(Mortgage Division)

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2014 and 2013

	2014	2013 (Revised)

REVENUE
Premium from loan sales	$60,360,310	$156,111,604
Mortgage servicing originations	—	43,742,291
Change in fair value of mortgage servicing rights	—	13,120,110
Change in fair value of mortgage loans held for sale — unrealized gain (loss)	3,110,031	(17,004,051)
Loan origination income	1,300,923	2,933,752
Servicing income	50,579	12,007,615
Total revenue	64,821,843	210,911,321

OTHER INCOME (EXPENSE)
Interest income	3,758,944	5,999,436
Interest expense	(2,543,966)	(5,143,487)
Net interest income	1,214,978	855,949

OPERATING EXPENSE
Salaries, wages and benefits	20,515,574	62,648,301
General and administrative expenses	21,292,360	73,430,824
Advertising	15,638,376	35,284,673
Total operating expense	57,446,310	171,363,798

NET INCOME	$8,590,511	$40,403,472

The accompanying notes are an integral part of these financial statements.

CASHCALL, INC.

(Mortgage Division)

STATEMENTS OF CHANGES IN CASHCALL, INC. NET INVESTMENT

For the Years Ended December 31, 2014 and 2013

Balance at December 31, 2012 (as previously reported)	$92,964,923

Change in accounting method (See Note 6)	10,487,859

Balance at December 31, 2012 (as revised)	103,452,782

Net income	40,403,472
Distributions to CashCall, Inc.	(133,222,259)

Balance at December 31, 2013	10,633,995

Net income	8,590,511
Contributions from CashCall, Inc.	2,597,276

Balance at December 31, 2014	$21,821,782

The accompanying notes are an integral part of these financial statements.

CASHCALL, INC.

(Mortgage Division)

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2014 and 2013

	2014	2013 (Revised)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,590,511	$40,403,472
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Change in fair value of mortgage loans held for sale	(3,110,031)	17,004,051
Change in fair value of mortgage servicing rights	—	(13,120,110)
Change in fair value of derivatives, net	(94,879)	10,116,524
Mortgage loans originated	(2,124,346,203)	(6,582,086,682)
Principal collections on mortgage loans	1,177,872	792,222
Proceeds from sale of mortgage loans	2,042,848,805	7,003,246,539
Changes in operating assets and liabilities:
Other assets	(2,077)	4,705,396
Accounts payable and accrued liabilities	(4,843,020)	(1,713,913)
Net cash (used in) provided by operating activities	(79,779,022)	479,347,499

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(3,085,339)	(5,194,004)
Proceeds from sale of mortgage servicing rights	—	103,829,383
Net cash (used in) provided by investing activities	(3,085,339)	98,635,379

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) on loan warehouse lines of credit	84,202,267	(458,438,737)
Contributions from (distribution to) CashCall, Inc.	2,597,276	(133,222,259)
Net cash provided by (used in) financing activities	86,799,543	(591,660,996)

NET INCREASE (DECREASE) IN CASH	3,935,182	(13,678,118)

CASH — beginning of year	3,940,734	17,618,852

CASH — end of year	$7,875,916	$3,940,734

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$2,543,966	$5,143,487

The accompanying notes are an integral part of these financial statements.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

CashCall, Inc. (“CashCall”), a California corporation, operates as both a specialty finance and mortgage lender. With respect to specialty finance, CashCall engages in the business of marketing, originating, selling and servicing short-term high interest rate unsecured consumer loans primarily to customers responding to radio, television and internet advertisements. With respect to mortgage lending, CashCall is a HUD certified Title I and II “nonsupervised mortgagee” and originates mortgages loans nationwide, selling such loans on a servicing-released basis. CashCall is owned by one stockholder (the “sole stockholder”).

The “Mortgage Division” is part of CashCall, whose headquarters are located in Orange, California and is not a separately incorporated legal entity. The Division is dependent on CashCall for corporate, information technology, human resource, treasury and other services arising in the ordinary course of business, including financial guarantees. The Mortgage Division has transactions and relationships with CashCall and other affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those which would result from transactions among unrelated parties.

As more fully discussed in Note 9, on January 2, 2015, CashCall entered into an agreement to sell substantially all assets of the Mortgage Division to a publicly traded company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, among others, the estimated fair value of mortgage loans held for sale and derivative instruments. Actual amounts could materially differ from those estimates.

Financial Statement Presentation

The accompanying financial statements include the assets, liabilities and results of operations of the Mortgage Division. These financial statements have been prepared as if the Mortgage Division existed and operated separately for all periods presented, and have been prepared using CashCall’s historical carrying value of assets and liabilities. For all periods presented, the Mortgage Division was fully integrated with CashCall, including loan origination and servicing, loan sales, warehouse loan activity, accounting, information technology, finance, treasury, payroll and human resources, and facilities.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Statement Presentation (continued)

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial statements include all revenues and expenses directly attributable to the Mortgage Division. In circumstances where expenses were shared, management used certain estimates to allocate expenses incurred by the Mortgage Division on behalf of the business included in the financial statements. The most significant expenses are as follows:

Salaries, Wages and General and Administrative Expenses — For all applicable personnel and general and administrative costs including accounting, payroll, human resources, information technology, facility and occupancy expenses, and other services along with legal and professional fees, allocated costs are based on management’s monthly estimates of the time CashCall devotes to originating and selling mortgages, multiplied by headcount as a percentage of total headcount. In estimating employee time devoted to mortgages, management considers factors such as loan origination volume and the amount of loan origination work required to process mortgage loans.

Management believes that the assumptions and methods of allocation used underlying the financial statements are reasonable in all material respects. However, the expenses as allocated to the Mortgage Division are not necessarily indicative of the costs that would have been incurred if the Mortgage Division operated as a stand-alone entity. Therefore, the financial statements included herein may not necessarily be indicative of the financial position, results of operations, and cash flows  to be expected in the future or what they would have been had the Mortgage Division been a separate stand-alone entity during the periods presented.

Concentrations of Credit Risk

The Mortgage Division currently maintains substantially all of its cash with several major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Any adverse changes in the related real estate market, or significant increases in interest rates, could have a material adverse impact on mortgage lending operations.

The Mortgage Division sells its mortgage loans into the secondary market under private investor agreements with a select number of investors. There were no sales to Federal National Mortgage Association (“Fannie Mae”) for the year ended December 31, 2014.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

In the ordinary course of business, companies in the consumer lending industry encounter certain economic and regulatory risks. Economic risks include credit risk, interest rate risk and market risk. Credit risk is the risk of default, primarily in the loan portfolio that results from borrowers’ inability or unwillingness to make contractually required payments. Interest rate risk is the risk that the valuation of the Mortgage Division’s interest sensitive assets and liabilities and its net interest income will change due to changes in interest rates. Market risk includes the inability of prospective borrowers to engage in commitments to enter into loans. Regulatory risks include administrative enforcement actions and/or civil or criminal liability resulting from any alleged failure to comply with the laws and regulations applicable to the Mortgage Division’s business. Additionally, the Mortgage Division’s mortgage lending operations have significant risk with respect to real estate market conditions and real estate market interest rate changes.

Repurchase Reserve on Mortgage Loans Sold

The Mortgage Division sells mortgage loans to loan purchasers without recourse. As such, these purchasers have assumed the risk of loss or default by the borrower. However, the Mortgage Division is usually required by these purchasers to make certain representations relating to credit information, loan documentation, and collateral. To the extent that the Mortgage Division does not comply with such representations, or there are early payment defaults or early prepayments, the Mortgage Division may be required to repurchase the loans and/or indemnify these purchasers for any losses from borrower defaults. The Mortgage Division accrues for estimated losses on loan repurchases and indemnifications when it appears probable they will occur. Repurchased loans, if any, would be evaluated at time of repurchase for purposes of determining fair market value and carrying value on the balance sheet. Claims by loan purchasers for indemnification and loan repurchase have been minor since the Mortgage Division began funding mortgages during 2009. At December 31, 2014 and 2013, the Mortgage Division maintained an accrued liability for estimated repurchases and indemnifications of approximately $2,677,000 and $9,493,000, respectively. During the years ended December 31, 2014 and 2013, the Mortgage Division had no significant repurchases or indemnification payments.

Effective March 2015, CashCall entered into an agreement with Fannie Mae whereby Fannie Mae assumed all repurchase and indemnification liability relating to loans Fannie Mae purchased from the Mortgage Division from 2011 through 2013, in exchange for $1,000,000 in cash. Such loan volume represented approximately 62% of all CashCall mortgage loan originations from inception of mortgage activities in 2009 through cessation of sales to Fannie Mae in November 2013.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Interest Rate Lock Commitments and Hedging

The mortgage lending operation enters into interest rate lock commitments (“IRLCs”) with consumers to originate mortgage loans at a specified interest rate. These IRLCs are accounted for as derivative instruments (See “Fair Value Option” below). The fair values of IRLCs utilize current secondary market prices for underlying loans and estimated servicing value with similar coupons, maturity and credit quality, subject to the anticipated loan funding probability (“Pull-through Rate”). The fair value of IRLCs is subject to change primarily due to changes in interest rates and the estimated Pull-through Rate. The Mortgage Division reports IRLCs within other assets and other liabilities at estimated fair value with changes in fair value recorded in the accompanying statements of operations.

As more fully discussed in Note 7, the Company changed its method of accounting for derivative instruments related to loan commitments from consumers. Such change has been presented effective January 1, 2013 in the accompanying consolidated financial statements.

The Company hedges the changes in fair value associated with changes in interest rates related to IRLCs and uncommitted mortgage loans held for sale by using forward sale commitments known as to-be-announced mortgage-backed securities (“TBA MBS or Hedging Instruments”). The Hedging Instruments are typically entered into at the time the IRLC’s are made and are accounted for as derivative instruments. The fair value of Hedging Instruments is subject to change primarily due to changes in interest rates. The Company reports Hedging Instruments similarly to IRLCs discussed above.

The fair value of IRLCs and Hedging Instruments are presented as derivative assets, and derivative liabilities in Note 4, Fair Value Measurements.

Interest Recognition

The Mortgage Division generates revenues from interest income on mortgage loans that it originates. The revenues recognized are based on the loan principal amount multiplied by the contractual interest rate from the time of funding by the Mortgage Division through the date of sale. The Mortgage Division does not recognize interest income on any loan which is delinquent for greater than 90 days with respect to its monthly contractual payments.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Option

GAAP permits a company to irrevocably elect fair value for the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract by contract basis, with changes in fair value recognized in earnings. The election to use the fair value option is available when an entity first recognizes a financial asset or a financial liability or upon entering into a firm commitment.

Loan Held for Sale — The Mortgage Division has elected to measure mortgage loans held for sale at fair value. The Mortgage Division re-measures the fair value of its loans held for sale at each reporting period and records the changes as a component of its results of operations. See Note 3 for further information.

Derivative assets and liabilities — The Mortgage Division’s derivative assets and liabilities are carried at fair value and are accounted for as free standing derivatives. Changes in fair value are recorded in earnings. The derivatives include IRLCs and Hedging Instruments as discussed above. IRLCs are classified as a Level 3 measurement at December 31, 2014.

The fair value of the Hedging Instruments is based on the actively quoted TBA MBS market using observable inputs related to characteristics of the underlying MBS stratified by product, coupon and settlement date. Therefore, the Hedging Instruments are classified as a Level 2 measurement at December 31, 2014.

Mortgage Loans Held for Sale

Mortgage loans held for sale consists of single-family residential property mortgages having maturities up to 30 years and are carried at fair value. Pursuant to the mortgage terms, the borrowers have pledged the underlying real estate as collateral for the loans. During November 2013, the Mortgage Division sold its loan servicing portfolio for approximately $104,000,000 and no longer services any loans. All loans originated after such date were sold on a servicing-released basis.

Loan origination fees and costs are recorded to earnings as incurred. For the years ended December 31, 2014 and 2013, the Mortgage Division recorded an unrealized gain/(loss) on the change in fair value of mortgage loans held for sale of approximately $3,110,000 and ($17,004,000), respectively. At December 31, 2014 and 2013, unrealized gains included in mortgage loans held for sale were approximately $4,921,000 and $1,811,000, respectively.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mortgage Servicing Rights

The Mortgage Division serviced mortgage loans until November 2013, when the portfolio was sold (see Note 5). For mortgage servicing rights (“MSR’s”), the Mortgage Division began servicing a small portfolio of mortgage loans during 2011 and elected to measure MSR’s at fair value as prescribed by ASC 860, Transfers and Servicing. As such, servicing assets or liabilities were valued using discounted cash flow modeling techniques using assumptions regarding future net servicing cash flow, including prepayment rates, discount rates, servicing cost and other factors. Changes in estimated fair value were reported in the statement of operations.

Revenue Recognition

The Mortgage Division recognizes gains on mortgage loans held for sale based upon changes in the fair value and when such loans are sold. Per ASC 860, Transfers and Servicing, a transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale. The transferor has surrendered control over transferred assets if and only if all of the following conditions are met: (a) the transferred assets have been isolated from the transferor (put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership); (b) each transferee has the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor; and (c) the transferor does not maintain effective control over the transferred assets through either (1) an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity or (2) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

As such, the mortgage loans held for sale and corresponding warehouse financing borrowings are removed from the balance sheet at the time of transfer with gains and/or losses recorded to current earnings based on the original “take-out” price commitments.

Cash Equivalents and Restricted Cash

The Mortgage Division considers all highly liquid temporary cash investments with original maturities of three months or less to be cash equivalents. The Mortgage Division had no cash equivalents at December 31, 2014 and 2013.

The Mortgage Division maintains bank accounts to collect and remit funds as part of servicing agreements with various entities. Restricted cash balances related to such accounts were approximately $12,355,000 and $9,270,000 at December 31, 2014 and 2013, respectively.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Under the separate entity method; CashCall has elected to be taxed as an “S” Corporation for both federal and state income tax purposes. Income taxes are the responsibility of the sole stockholder. Accordingly, the Mortgage Division does not provided for federal income taxes. Under the separate entity method; the Mortgage Division would be subject to a California income tax of 3.5% on its separate taxable income approximating $312,000 and $1,794,000 for the years ended December 31, 2014 and 2013, respectively, such payments are included in general and administrative expenses.

Advertising Costs

Advertising costs consist of expenditures for various media content advertising, such as television and radio, including costs of production, airtime and commissions paid to advertising agencies. CashCall expenses advertising costs as incurred. Advertising costs allocated to the Mortgage Division totaled $15,638,382 and $35,284,673, respectively, for the years ended December 31, 2014 and 2013.

Reclassifications

Certain balances have been reclassified from the prior year to conform to the current year presentation.

Subsequent Events

Management has evaluated subsequent events through March 31, 2015, the date the financial statements were available for issuance.

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Mortgage Division recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Mortgage Division’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

2.     MORTGAGE LOANS HELD FOR SALE

The following table represents the estimated fair value of mortgage loans held for sale by type of loan as of December 31, 2014 and 2013:

	2014	2013

Conforming — fixed	$168,798,116	$73,547,536
Conforming — ARM	1,362,749	6,767,120
FHA — fixed	1,664,264	4,538,777
Second trust deeds	646,691	4,188,830

	$172,471,820	$89,042,263

The Mortgage Division did not have delinquent or nonaccrual mortgage loans held-for-sale as of December 31, 2014 and 2013.

For the year ended December 31, 2014, the Mortgage Division originated loans in 43 states, with 90% of such originations in California.

3.     WAREHOUSE LINES OF CREDIT

Balances payable at December 31, 2014 and 2013 are summarized as follows:

	2014	2013

Texas Capital Bank	$103,421,499	$53,578,305
Merchant’s Bank of Indiana	61,014,405	20,422,304
UBS Securities	—	6,233,028

	$164,435,904	$80,233,637

These warehouse lines mature in 2015. By operation of the lending agreements, repayments are made from future sales of mortgage loans.

Texas Capital Bank

The Mortgage Division has a mortgage loan warehouse financing facility with Texas Capital Bank to fund up to $115 million of mortgage loan inventory pending sale of these loans to the ultimate mortgage loan investors. This loan warehouse financing facility is secured by the related mortgage loans. The interest rate is a variable rate equal to the one

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

3.              WAREHOUSE LINES OF CREDIT (continued)

Texas Capital Bank (continued)

month LIBOR rate plus 2.75% adjusted daily, with floor of 2.75% per annum (2.90% at December 31, 2014). Based on the contractual terms of this agreement, Texas Capital Bank will fund 99% of the loan balances and the Mortgage Division will fund the remaining 1%. This agreement includes various financial covenants for CashCall for which CashCall was in compliance with at December 31, 2014. Either party may terminate the agreement at any time. This agreement matures on July 7, 2015.

Merchant’s Bank of Indiana

The Mortgage Division has a mortgage loan warehouse financing facility with Merchant’s Bank of Indiana to fund up to $75 million of mortgage loans secured by the related mortgage loans and personally guaranteed by the sole stockholder. The facility charges an interest rate equal to the borrower’s note rate (3.9% at December 31, 2014). Based on the contractual terms of this agreement, Merchant’s Bank of Indiana will fund 98% of the loan balances and the Mortgage Division will fund the remaining 2%. Either party may terminate the agreement at any time. This agreement has been extended through March 15, 2015.

UBS Securities

In 2013, the Mortgage Division had a mortgage loan warehouse facility with UBS Securities to fund up to $125 million of mortgage loans secured by the related mortgage loans and charged an interest rate on borrowings against these funds equal to one-month LIBOR plus 2.75% at December 31, 2013, as defined. Based on the contractual terms of this agreement, UBS Securities would fund 98% of the loan balances and the Mortgage Division would fund the remaining 2%. This agreement matured in January 2014 and was paid in full.

4.              FAIR VALUE MEASUREMENTS

GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in estimating fair value as follows:

•                  Level 1: Observable inputs such as quoted prices in active markets;

•                  Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•                  Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

4.              FAIR VALUE MEASUREMENTS (continued)

Except for mortgage loans held for sale and derivative assets and liabilities, the Mortgage Division does not have any significant assets and liabilities that are measured at fair value on a recurring or nonrecurring basis.

Fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate the value, is based upon the characteristics of the instruments and relevant market information. Financial instruments include cash, evidence of ownership in an entity, or contracts that convey or impose on an entity that contractual right or obligation to either receive or deliver cash for another financial instrument. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price if one exists.

The information used to determine fair value is highly subjective and judgmental in nature and, therefore, the results may not be precise. Subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality, and interest rates, all of which are subject to change. Since fair value is estimated as of the balance sheet date, the amounts that will actually be realized could be significantly different.

The Mortgage Division’s balances of loans held for sale are subject to changes in fair value, due to several factors, including fluctuations in interest rates from the loan funding date to the balance sheet date. Typically, such assets decline in value when interest rates increase and rise in value when interest rates decrease.

Assets measured at fair value on a recurring basis at December 31, 2014 are summarized as follows:

	Level 1	Level 2	Level 3
	Quoted market prices in Active markets	Internal Models with significant observable market parameters	Internal models with significant unobservable market parameters
Assets:
Mortgage loans held for sale	$—	$172,471,820	$—
Derivative assets - IRLCs	—	—	1,118,558
Derivative liabilities — Hedging Instruments	—	(652,344)	—
Total	$—	$171,819,476	$1,118,558

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

4.     FAIR VALUE MEASUREMENTS (continued)

Assets measured at fair value on a recurring basis at December 31, 2013 are summarized as follows:

	Level 1	Level 2	Level 3
	Quoted market prices in Active markets	Internal Models with significant observable market parameters	Internal models with significant unobservable market parameters
Assets:
Mortgage loans held for sale	$—	$89,042,263	$—
Derivative assets - IRLCs	—	—	371,335
Derivative assets - Hedging Instruments	—	—	—
Total	$—	$89,042,263	$371,335

The following table presents the changes for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2014 and 2013:

Derivative Assets - IRLCs
Estimated fair value, January 1, 2013	$10,487,859
Change in fair value	(10,116,524)
Estimated fair value, December 31, 2013	371,335
Change in fair value	747,223
Estimated fair value, December 31, 2014	$1,118,558

5.     MORTGAGE SERVICING RIGHTS

Change in mortgage servicing rights for the year ended December 31, 2013 is summarized as follows:

Fair value, December 31, 2012	$44,528,297
Servicing originations	46,180,976
Change in fair value	13,120,110
Sale of MSRs	(103,829,383)
Fair value, December 31, 2013	$—

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

5.     MORTGAGE SERVICING RIGHTS (continued)

During November 2013, the Mortgage Division sold its entire loan servicing portfolio for approximately $104,000,000 in cash to an unrelated party and no longer services mortgage loans. Immediately prior to sale, the MSR’s were valued at approximately $91 million and the difference of $13 million is included in the change in fair value of MSR’s for the year ended December 31, 2013. The terms of the sale agreement called for a buyer “hold back” reserve of approximately $10,400,000 payable to the Mortgage Division as it satisfies certain customary representations of the sale. As of December 31, 2014, the holdback was fully collected.

The Mortgage Division elected to carry all of its mortgage servicing rights at fair value. The fair value of mortgage servicing rights was based upon an internal discounted cash flow model. The valuation model incorporated assumptions that market participants would use in estimating the fair value of servicing. These assumptions included estimates of prepayment speeds, discount rate, cost to service, escrow account earnings, contractual servicing fee income, prepayment and late fees, among other considerations. Mortgage servicing rights were considered a Level 3 measurement during the year ended December 31, 2013.

6.     DERIVATIVE INSTRUMENTS

The mortgage lending operation enters into IRLCs with prospective borrowers to originate mortgage loans at a specified interest rate and hedges the fair value of future changes in those interest rates by entering into forward loan sales commitments or hedging instruments. The fair value of IRLCs and Hedging Instruments are included in other assets and other liabilities, respectively, in the accompanying balance sheets. At December 31, 2014, the estimated fair value of IRLCs and Hedging Instruments associated with mortgage lending approximated $1,119,000 and ($652,000), respectively. At December 31, 2013, the estimated fair value of IRLCs approximated $371,000. The Mortgage Division had no forward loan sales commitments or hedging instruments at December 31, 2013.

The following table includes information for the derivative assets and liabilities for the years presented:

	Notional Balance		Total Gain (Losses) For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Derivative - IRLCs	$94,776,250	$35,737,650	$747,223	$(10,116,524)
Derivative - Hedging	$75,000,000	$—	$(2,579,386)	$8,762,228

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

6.     DERIVATIVE INSTRUMENTS (continued)

Prior to 2014, the Company did not record the servicing release premium on the mortgage pipeline. In 2014, management changed its method of accounting for the IRLCs and adjusted the valuations at the loan level to consider the servicing release premium and loan pricing adjustments specific to each loan. For comparative purposes, the financial statements as of and for the year ended December 31, 2013 have been retrospectively revised, resulting in an approximate $10.5 million increase to the CashCall net investment at January 1, 2013.

The following table summarizes the effect of the accounting method change on the Mortgage Division’s financial statements as of and for the year ended December 31, 2013:

The following table summarizes the effect of the accounting method change on the Mortgage Division’s 2013 financial statements:

	As Originally Reported	As Adjusted for Accounting Method Change

Statement of operations for the year ended December 31, 2013:
Realized gains (losses) from derivative hedging	$6,323,543	$(1,354,296)
Total revenue	221,027,845	210,911,321
Net income	50,519,996	40,403,472

Balance sheet as of December 31, 2013:
Other assets	1,689,537	2,060,872
CashCall, Inc. Net Investment	10,262,660	10,633,995

Statements of cash flows for the year ended December 31, 2013:
Net income	50,519,996	40,403,472
Change in fair value of derivatives, net	—	10,116,524

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

7.     COMMITMENTS AND CONTINGENCIES

Operating Leases

CashCall leases office space in California and Texas under operating leases expiring at various dates through January 2020. CashCall also leases office space in Nevada, Missouri, and Hawaii under various short-term operating leases expiring through December 2014. The Mortgage Division occupies office space in Orange, California.

Future minimum rental payments required by CashCall under such leases are as follows for the years ending December 31:

2015	$910,726
2016	910,726
2017	910,726
2018	910,726
2019	720,991
2020 and thereafter	—
$4,363,895

Rent expense approximated $7,927,000 and $6,724,000 for the years ended December 31, 2014 and 2013, respectively. Of such amount, approximately $1,284,000 and $3,777,000, respectively, has been allocated to the Mortgage Division under an allocation model based on production headcount and production time devoted to mortgages, as discussed in Note 1.

Legal

With exception of the specific matters discussed below, CashCall at times is subject to various claims and actions, which arise in the ordinary course of business. Management, having consulted with its outside legal counsel, believes the ultimate resolution of any such claims and actions, both individually and, in the aggregate, are not expected to have a material adverse effect upon CashCall’s financial position or results of operations.

During 2014, CashCall became the subject of numerous state litigation matters regarding unsecured consumer loans that it purchased from Western Sky Financial (“Western Sky”), a tribal lender located on the Cheyenne River Sioux Reservation in South Dakota. Twenty one states filed lawsuits or regulatory actions against CashCall challenging the interest rates charged on the Western Sky loans. Generally, CashCall purchased unsecured consumer loans from Western Sky, while Western Sky made on-line loans to individual residents of the states (some of which are listed above) under a tribal immunity model. At December 31, 2014, CashCall held loans purchased from Western Sky involving states in litigation approximating an unpaid principal balance of $37 million and loans in states not involving litigation approximating an unpaid principal balance of $45 million.

CASHCALL, INC.

(Mortgage Division)

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

7.     COMMITMENTS AND CONTINGENCIES (continued)

Legal (continued)

The states in litigation noted above generally contend that CashCall may not enforce the loans at issue because they violated state law usury caps. CashCall asserts that the loans are immune from state laws and licensing requirements given that they were made by an exempt lender subject solely to the laws of the Cheyenne River Sioux Tribe. Additionally, in 2014, the Consumer Financial Protection Bureau (“CFPB”) filed suit against CashCall, citing various matters similar to those of the states.

CashCall has settled many of these matters during 2014 and is in the process of settling the remaining matters.

Any unfavorable outcome concerning the matters above could have a material adverse impact on CashCall’s future liquidity, financial condition, and results of operations which could have a material adverse impact on CashCall’s operation of the Mortgage Division.

8.     EMPLOYEE BENEFIT PLAN

CashCall offers a defined contribution 401(k) plan with discretionary CashCall contributions. To become eligible, employees must be at least 21 years of age, have been employed for a minimum of six months, and worked at least 500 hours during that period. Employee elective contributions are fully vested. Employer discretionary contributions vest at a rate of 20% each year after two years of service and become fully vested upon attainment of normal retirement age, retirement due to disability, death, and upon termination of the Plan, as defined. Neither the Mortgage Division nor CashCall contributed to the 401(k) plan for the years ended December 31, 2014 and 2013.

9.     SUBSEQUENT EVENTS — SALE OF MORTGAGE DIVISION

On January 2, 2015, CashCall, Inc. entered into an agreement to sell substantially all assets of the Mortgage Division to a U.S. publicly traded company. Subject to the terms and conditions set forth in the agreement, the purchase price consists of (i) $10 million in cash; (ii) common stock of the publicly traded buyer; (iii) future earn outs of net profits from the buyer’s operation of the Mortgage Division as follows: 100% from January 2, 2015 through February 28, 2015; 65% from March 1, 2015 through December 31, 2015; 55% from January 1, 2016 through December 31, 2016; and 45% from January 1, 2017 through December 31, 2017; and (iv) certain business appreciation rights, as defined. Additionally through December 31, 2017, CashCall will operate the Mortgage Division on behalf of the buyer during the earn out period.